SUPPLEMENT TO                                   Filed pursuant to Rule 424(B)(3)
Prospectus Supplement dated March 26, 2002                SEC File No. 333-73524
(To Prospectus dated March 26, 2002)


                                  $543,028,462
                                  (Approximate)

                              [FIRST HORIZON LOGO]


                           Seller and Master Servicer

                First Horizon Mortgage Pass-Through Trust 2002-2
                                     Issuer


                Mortgage Pass-Through Certificates, Series 2002-2
             Distributions payable monthly commencing in April 2002

                             _______________________

     The purpose of this supplement is to amend and restate the definition of "Class II-A-3 Principal Distribution Amount" which appears on page S-88 of the related prospectus supplement.

     The definition of "Class II-A-3 Principal Distribution Amount" is hereby amended and restated in its entirety to read as follows:


          Class II-A-3 Principal Distribution Amount -- For any distribution date, the sum of:

          (a) the total of the amounts described in clauses (1) and (4) of the definition of Senior Optimal Principal Amount for Pool II for such date multiplied by the Class II-A-3 Scheduled Distribution Percentage for such date; and

          (b) the total of the amounts described in clauses (2), (3) and (5) of the definition of Senior Optimal Principal Amount for Pool II for such date, multiplied by the Class II-A-3 Distribution Percentage for such date.

                             _______________________



                  The date of this supplement is March 28, 2002